FREEPORT-McMoRan COPPER & GOLD INC.
                  FCX INVESTMENT LTD.

        8 1/4% Convertible Senior Notes due 2006

             __________________________

                     INDENTURE

            Dated as of August 7, 2001

           __________________________

             THE BANK OF NEW YORK

                   TRUSTEE

          __________________________




     ARTICLE 1
Definitions and Other Provisions of General Application
          Section 1.01.  Definitions                              2
          Section 1.02.  Other Definitions                        9
          Section 1.03.  Incorporation by Reference of Trust
                         Indenture Act                           10
          Section 1.04.  Rules of Construction                   11
          Section 1.05.  Acts of Holders                         11

     ARTICLE 2
The Notes
          Section 2.01.  Designation Amount and Issue of
                         Notes                                   12
          Section 2.02.  Form of Notes                           13
          Section 2.03.  Execution and Authentication            13
          Section 2.04.  Note Registrar, Paying Agent and
                         Conversion Agent                        14
          Section 2.05.  Paying Agent to Hold Money and
                         Notes in Trust                          14
          Section 2.06.  Noteholder Lists                        15
          Section 2.07.  Transfer and Exchange; Restrictions
                         on Transfer; Depositary                 15
          Section 2.08.  Replacement Notes                       25
          Section 2.09.  Outstanding Notes; Determination of
                         Holders' Action                         26
          Section 2.10.  Temporary Notes                         27
          Section 2.11.  Cancellation                            27
          Section 2.12.  Persons Deemed Owners                   28
          Section 2.13.  CUSIP Numbers                           28
          Section 2.14.  Default Interest                        28

     ARTICLE 3
Redemption and Purchases
          Section 3.01.  Right to Redeem; Notices to Trustee     28
          Section 3.02.  Selection of Notes to Be Redeemed       29
          Section 3.03.  Notice of Redemption                    29
          Section 3.04.  Effect of Notice of Redemption          30
          Section 3.05.  Deposit of Redemption Price             30
          Section 3.06.  Notes Redeemed in Part                  30
          Section 3.07.  Conversion Arrangement on Call for
                         Redemption                              31
          Section 3.08.  Repurchase of Notes at Option of
                         the Holder upon Change of Control       31
          Section 3.09.  Effect of Change of Control
                         Repurchase Notice                       36
          Section 3.10.  Deposit of Change of Control
                         Repurchase Price                        37
          Section 3.11.  Notes Purchased in Part                 38
          Section 3.12.  Covenant to Comply with Securities
                         Laws upon Purchase of Notes             38
          Section 3.13.  Repayment to the Issuers                38

ARTICLE 4
Covenants
     Section 4.01.  Payment of Principal, Premium, Interest
                    on the Notes                                 39
     Section 4.02.  Reports by the Issuers                       39
     Section 4.03.  Compliance Certificate                       39
     Section 4.04.  Further Instruments and Acts                 40
     Section 4.05.  Maintenance of Office or Agency              40
     Section 4.06.  Delivery of Certain Information              40
     Section 4.07.  Existence                                    41
     Section 4.08.  Maintenance of Properties                    41
     Section 4.09.  Payment of Taxes and Other Claims            41
     Section 4.10.  Liquidated Damages Notice                    41

ARTICLE 5
Successor Corporation
     Section 5.01.  When Issuers May Merge or Transfer
                    Assets                                       42

ARTICLE 6
Defaults and Remedies
     Section 6.01.  Events of Default                            43
     Section 6.02.  Acceleration                                 45
     Section 6.03.  Other Remedies                               46
     Section 6.04.  Waiver of Past Defaults                      46
     Section 6.05.  Control by Majority                          46
     Section 6.06.  Limitation on Suits                          47
     Section 6.07.  Rights of Holders To Receive Payment         47
     Section 6.08.  Collection Suit by Trustee                   48
     Section 6.09.  Trustee May File Proofs of Claim             48
     Section 6.10.  Priorities                                   48
     Section 6.11.  Undertaking for Costs                        49
     Section 6.12.  Waiver of Stay, Extension or Usury Laws      49

ARTICLE 7
Trustee
     Section 7.01.  Duties and Responsibilities of the
                    Trustee; During Default; Prior to Default    50
     Section 7.02.  Certain Rights of the Trustee                51
     Section 7.03. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of
                    Proceeds Thereof                             52
     Section 7.04.  Trustee and Agents May Hold Notes;
                    Collections, etc                             52
     Section 7.05.  Moneys Held by Trustee                       53
     Section 7.06.  Compensation and Indemnification of
                    Trustee and its Prior Claim                  53
     Section 7.07.  Right of Trustee to Rely on Officers'
                    Certificate, etc                             54
     Section 7.08.  Conflicting Interests                        54
     Section 7.09.  Persons Eligible for Appointment as
                    Trustee                                      54
     Section 7.10.  Resignation and Removal; Appointment of
                    Successor Trustee                            54
     Section 7.11.  Acceptance of Appointment by Successor
                    Trustee                                      56
     Section 7.12.  Merger, Conversion, Consolidation or
                    Succession to Business of Trustee            56
     Section 7.13.  Preferential Collection of Claims
                    Against the Issuers                          57
     Section 7.14.  Reports by the Trustee                       57
     Section 7.15.  Trustee to Give Notice of Default, but
                    May Withhold in Certain Circumstances        57

ARTICLE 8
Discharge of Indenture
     Section 8.01.  Discharge of Indenture                       58
     Section 8.02.  [Intentionally Omitted]                      58
     Section 8.03.  Paying Agent to Repay Monies Held            58
     Section 8.04.  Return of Unclaimed Monies                   58

ARTICLE 9
Supplemental Indentures
     Section 9.01.  Without Consent of Holders                   59
     Section 9.02.  With Consent of Holders                      59
     Section 9.03.  Compliance with Trust Indenture Act          60
     Section 9.04.  Revocation and Effect of Consents,
                    Waivers and Actions                          61
     Section 9.05.  Notation on or Exchange of Notes             61
     Section 9.06.  Trustee to Sign Supplemental Indentures      61
     Section 9.07.  Effect of Supplemental Indentures            61

ARTICLE 10
Conversion
     Section 10.01.  Conversion Right and Conversion Price       62
     Section 10.02.  Exercise of Conversion Right                62
     Section 10.03.  Fractions of Shares                         63
     Section 10.04.  Adjustment of Conversion Price              63
     Section 10.05.  Notice of Adjustments of Conversion Price   74
     Section 10.06.  Notice Prior to Certain Actions             74
     Section 10.07.  Company to Reserve Common Stock             76
     Section 10.08.  Taxes on Conversions                        76
     Section 10.09.  Covenant as to Common Stock                 76
     Section 10.10.  Cancellation of Converted Notes             76
     Section 10.11.  Effect of Reclassification,
                     Consolidation, Merger or Sale               76
     Section 10.12.  Responsibility of Trustee for
                     Conversion Provisions                       78

ARTICLE 11
Security
     Section 11.01.  Security                                    78

ARTICLE 12
Miscellaneous
     Section 12.01.  Trust Indenture Act Controls                81
     Section 12.02.  Notices                                     81
     Section 12.03.  Communication by Holders with Other
                     Holders                                     82
     Section 12.04.  Certificate and Opinion as to
                     Conditions Precedent                        82
     Section 12.05.  Statements Required in Certificate or
                     Opinion                                     83
     Section 12.06.  Separability Clause                         83
     Section 12.07.  Rules by Trustee, Paying Agent,
                     Conversion Agent and Note Registrar         83
     Section 12.08.  Legal Holidays                              83
     Section 12.09.  GOVERNING LAW                               83
     Section 12.10.  No Recourse Against Others                  84
     Section 12.11.  Successors                                  84
     Section 12.12.  Benefits of Indenture                       84
     Section 12.13.  Table of Contents, Heading, Etc             84
     Section 12.14.  Authenticating Agent                        84
     Section 12.15.  Execution in Counterparts                   85


EXHIBITS

Exhibit A      Form of Global Note
Exhibit B-1    Transfer Certificate
Exhibit B-2    Form of Letter to Be Delivered by
               Institutional Accredited Investors


     CROSS REFERENCE TABLE*


TIA SECTION     INDENTURE SECTION
310(a)(1)           7.09
     (a)(2)         7.09
     (a)(3)         N.A.
     (a)(4)         N.A.
     (a)(5)         7.09
     (b)       7.08; 7.09; 7.10; 7.11
     (c)            N.A.
311(a)              7.13
     (b)            7.13
     (c)            N.A.
312(a)              2.06
     (b)            12.03
     (c)            12.03
313(a)              7.14(a)
     (b)(1)         7.14(a)
     (b)(2)         7.14(a)
     (c)            12.02
     (d)            7.14(b)
314(a)         4.02; 4.03; 12.02
     (b)            11.01(e)
     (c)(1)         12.04
     (c)(2)         12.04
     (c)(3)         N.A.
     (d)            11.01(d)
     (e)            12.05
     (f)            N.A.
315(a)              7.01
     (b)       7.15; 12.02
     (c)            7.01
     (d)            7.01
     (e)            6.11
316(a)(last sentence)  2.09
     (a)(1)(A)      6.05
     (a)(1)(B)      6.04
     (a)(2)         N.A.
     (b)            6.07
317(a)(1)           6.08
     (a)(2)         6.09
     (b)            2.05
318(a)              12.01


     N.A. means Not Applicable

------------------------------

         Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.



INDENTURE dated as of August 7, 2001 between FREEPORT-
McMoRan COPPER & GOLD INC., a Delaware corporation (the
"Company"), FCX INVESTMENT LTD., a Cayman Islands exempted limited liability company (the "Co-Obligor," and together with the Company, the "Issuers," and each, an "Issuer") and THE BANK OF NEW YORK, a New York banking corporation, as
Trustee hereunder (the "Trustee").

     RECITALS OF THE ISSUERS

The Issuers have duly authorized the creation of an issue of their 8 1/4% Convertible Senior Notes due 2006 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuers have duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes, when the Notes are executed by the Issuers and authenticated and delivered hereunder, the valid and legally binding obligations of the Issuers, and to make this Indenture a valid agreement of the Issuers, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

The Notes will be partially secured pursuant to the terms of the Pledge Agreement (as defined herein) by Pledged
Securities as provided by Article 11 of this Indenture.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01.  Definitions.  For all purposes of this
Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Additional Pledged Securities" has the meaning specified in the Pledge Agreement.

"Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Board of Directors" means either the board of directors of an Issuer, or any duly authorized committee of such board.

"Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the applicable
Issuer, to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

"Business Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

"Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

"Class A Common Stock" means the Class A Common Stock, par value $.10 per share, of the Company, authorized at the date of this instrument as originally executed.

"Class B Common Stock" means the Class B Common Stock, par value $.10 per share, of the Company, authorized at the date of this instrument as originally executed.

"Closing Price" of any security on any date of determination means:
          (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the New York Stock Exchange on such date;

          (2) if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

          (3)  if such security is not so listed on a U.S.
national or regional securities exchange, the closing sale price as reported by the NASDAQ National Market;

          (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

          (5)  if such bid price is not available, the
average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

"Closing Time" has the meaning specified in the Purchase
Agreement.

"Collateral Account" means an account established with the Collateral Agent pursuant to the terms of the Pledge
Agreement for the deposit of the Pledged Securities to be purchased by the Co-Obligor with a portion of the net proceeds from the sale of the Notes.

"Collateral Agent" means The Bank of New York, as collateral agent under the Pledge Agreement.

 "Common Stock" means the Class A Common Stock and Class B Common Stock. Subject to the provisions of Section 10.11, shares issuable on conversion or repurchase of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

"common stock" means any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

"Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

"Conversion Agent" means any person authorized by the Issuers to convert Notes in accordance with Article 10 hereof.

"Co-Obligor" means the party named as the "Co-Obligor" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

"Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuers).

"Date of Delivery" has the meaning specified in the Purchase
Agreement.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in 2.07(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Holder" or "Noteholder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Note is registered on the Note Registrar's books.

"Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

"Initial Pledged Securities" has the meaning specified in the Pledge Agreement.

"Initial Purchaser" means Merrill Lynch, Pierce, Fenner &
Smith Incorporated.

"Institutional Accredited Investor" means an institutional
"accredited investor" as described in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act.

"Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

"Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

"Issuer Order" means a written order signed in the name of the Issuers by any two Officers of each Issuer.

"Issuers" means the Company and the Co-Obligor, and "Issuer" means either of them.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

"Liquidated Damages" has the meaning specified for "Liquidated Damages Amount" in Section 2(e) of the
Registration Rights Agreement.

"Notes" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Issuers".

"Officer" means the Chairman of the Board, the Vice
Chairman, the Chief Executive Officer, the President, any
Executive Vice President, any Senior Vice President, any
Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of an Issuer.

"Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Issuers by any two Officers of each Issuer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of each Issuer but need not contain the information specified in Sections 12.04 and 12.05.

"Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Issuers.

"Overallotment Option" means the overallotment option granted by the Issuers to the Initial Purchaser to purchase up to $78,750,000 aggregate principal amount of Notes to cover overallotments pursuant to the Purchase Agreement.

"person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

"Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of August 7, 2001, among the Co-Obligor, the Trustee and the Collateral Agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

"Pledged Securities" means the U.S. Government Obligations to be purchased by the Co-Obligor and held in the Collateral
Account in accordance with the Pledge Agreement.

"Portal Market" means The Portal Market operated by the
National Association of Securities Dealers, Inc. or any successor thereto.

"principal" of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note.

"Purchase Agreement" means the Purchase Agreement dated as of August 1, 2001, between the Issuers and the Initial
Purchaser.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Redemption Date" or "redemption date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

"Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 of the Notes.

"Registration Rights Agreement" means that certain
Registration Rights Agreement, dated as of August 7, 2001, between the Issuers and the Initial Purchaser, as amended from time to time in accordance with its terms.

"Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

"Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

"Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the United States Securities Act of
1933 (or any successor statute), as amended from time to time.

"Significant Subsidiary" means any direct or indirect Subsidiary of the Company that meets any of the following conditions:
          (1) the Company's and its other Subsidiaries' investments in and advances to such Subsidiary exceed 20% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

          (2) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceed 20% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

          (3) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceed 20% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

"Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

"Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by an Issuer, by one or more Subsidiaries of such Issuer or by such Issuer and one or more Subsidiaries of such Issuer, (ii) a partnership in which an Issuer or a Subsidiary of such Issuer holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which an Issuer, a Subsidiary of such Issuer or such Issuer and one or more Subsidiaries of such Issuer, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

"Supplement" has the meaning specified in the Pledge
Agreement.

"TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

"Trading Day" means a day during which trading in Notes generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Notes Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

"Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

"United States" means the United States of America
(including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the
U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

"U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or
(ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"Voting Stock" means with respect to any Person, Capital
Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

Section 1.02.  Other Definitions.

Term                                   Defined in Section
"Act"                                        1.05(a)
"Agent Members"                              2.06(d)
"Authenticating Agent"                       12.14
"Bankruptcy Law"                             6.01
"Certificated Notes"                         2.07(b)
"Change of Control"                          3.08(a)
"Change of Control Repurchase Date"          3.08(a)
"Change of Control Repurchase Notice"        3.08(d)
"Change of Control Repurchase Price"         3.08(a)
"Conversion Price"                           10.01
"Current Market Price"                       10.04(g)
"Custodian"                                  6.01
"Event of Default"                           6.01
"Exchange Act"                               3.08(a)
"excluded securities"                        10.04(d)
"Expiration Time"                            10.04(f)
"fair market value"                          10.04(g)
"Globe Note"                                 2.07(b)
"Legal Holiday"                              12.08
"Liquidated Damages Notice"                  4.10
"Non-Electing Share"                         10.11
"Note Register"                              2.07(a)
"Note Registrar"                             2.07(a)
"Notice of Default"                          6.01
"Paying Agent"                               2.03
"Principal Amount"                           2.07(b)
"Purchased Shares"                           10.04(f)
"Record Date"                                10.04(g)
"Reference Period"                           10.04(d)
"Restricted Note"                            10.02
"Restricted Securities"                      2.07(d)
"Rule 144A Information"                      4.06
"transfer"                                   2.07(d)
"Trigger Event"                              10.04(d)


Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"Commission" means the SEC.

"indenture Notes" means the Notes.

"indenture Note holder" means a Noteholder.

"indenture to be qualified" means this Indenture.

"indenture trustee" or "institutional trustee" means the Trustee.

"obligor" on the indenture Notes means the Issuers.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     (c)  "or" is not exclusive;

     (d)  "including" means including, without limitation;
and

     (e) words in the singular include the plural, and words in the plural include the singular.

Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at its option, by or pursuant to a resolution of the Board of Directors each Issuer, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2
The Notes

Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as "8 1/4% Convertible Senior Notes due 2006". Except pursuant to Sections 2.07, 2.08, 3.06,
3.11 and 10.02 hereof, Notes not to exceed the aggregate principal amount of $525,000,000 (or $603,750,000, if the
Overallotment Option is fully exercised by the Initial Purchaser) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Issuers and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon a Issuer Order, without any further action by the Issuers hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Note.

The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.03. Execution and Authentication. The Notes shall be executed on behalf of the Issuers by an Officer of each Issuer, under its corporate seal reproduced thereon, which may be manual or facsimile. The signatures of such Officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Issuers shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes.
Notes shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

Section 2.04. Note Registrar, Paying Agent and Conversion Agent. The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Note Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Note Registrar shall keep a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe it shall provide for the registration and transfer of the Notes. The Issuers may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to
Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to
Section 4.05.

The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Note Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuers or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Note Registrar, Conversion Agent or co-registrar.

The Issuers initially appoint the Trustee as Note Registrar,
Conversion Agent and Paying Agent in connection with the Notes.

Section 2.05. Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Issuers shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Issuers, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

Section 2.06. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Note Registrar, the Issuers shall cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of Noteholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.07. Transfer and Exchange; Restrictions on Transfer; Depositary. (a) Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at the office or agency of the company designated as Note Registrar or co-registrar pursuant to Section 2.04, and satisfaction of the requirements of such transfer set forth in this Section, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. The Issuers shall not charge a service charge for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

The Issuers shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes in respect of which a Change of Control Repurchase Notice (as defined in Section 3.08(d)) has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that, upon initial issuance are beneficially owned by QIBs or as a result of a sale or transfer after initial issuance are beneficially owned by QIBs, will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the "Global Note"), except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global Note as set forth on the face of the Note ("Principal Amount") to reflect any such transfers. Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form ("Certificated Notes") and will not be considered holders of such Global Note.

     (c) (i) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, upon any transfer of a Certificated Note to a QIB in accordance with Rule 144A that requests delivery of such Note in the form of an interest in the Global Note, and upon receipt of the Certificated Note or Notes being so transferred, together with a certification, substantially in the form of Exhibit B-1 hereto, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, and the Trustee shall cancel such Certificated Note or Notes in accordance with the standing instructions and procedures of the Depositary.

     (ii) Upon any sale or transfer of a Note to the Company or any Subsidiary thereof (other than pursuant to a registration statement that has been declared effective under the Securities Act or after the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act), the transferor shall, prior to such sale or transfer, furnish to the Issuers and/or Trustee such certifications, including a certification substantially in the form of Exhibit B-1 hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to the Company or such Subsidiary, as the case may be, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and the Issuers shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and an Issuer Order, shall authenticate and deliver such, Certificated Note or Notes.

     (iii) Upon any sale or transfer of a Note to an Institutional Accredited Investor (other than pursuant to a registration statement that has been declared effective under the Securities Act or after the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act), such Institutional Accredited Investor shall, prior to such sale or transfer, furnish to the Issuers and/or the Trustee a signed letter containing representations and agreements relating to restrictions on transfer substantially in the form set forth in Exhibit B-2 hereto and the transferor shall, prior to such sale or transfer, furnish to the Issuers and/or Trustee such certifications, including a certification substantially in the form of Exhibit B-1 hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to an Institutional Accredited Investor, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and the Issuers shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and an Issuer Order, shall authenticate and deliver such, Certificated Note or Notes.

     (iv) Upon any sale or transfer of a Note outside the United States in compliance with Rule 904 under the Securities Act (other than pursuant to a registration statement that has been declared effective under the Securities Act or after the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act), the transferor shall, prior to such sale or transfer, furnish to the Issuers and/or the Trustee such certifications, including a certification substantially in the form of Exhibit B-1 hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to such transferee, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and the Issuers shall either (1) execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and an Issuer Order, shall authenticate and deliver such, Certificated Note or Notes or (2) if a Global Note with respect to Notes transferred in compliance with Regulation S under the Securities Act has previously been executed and authenticated, the Trustee shall make an endorsement on such Global Note to reflect a corresponding increase in the aggregate Principal Amount of Notes represented by such Global Note.

     (v) Upon any sale or transfer of a Note pursuant to the exemption from registration provided by Rule 144 under the Securities Act, the transferor shall, prior to such sale or transfer, furnish to the Issuers and/or the Trustee such certifications, including a certification substantially in the form of Exhibit B-1 hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to such transferee, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and, at the request of the transferee, either (1) the Issuers shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and an Issuer Order, shall authenticate and deliver such, Certificated Note or Notes or (2) if a Global Note that does not bear the legend set forth in Section 2.07(d) has previously been executed and authenticated, the Trustee shall make an endorsement on such Global Note to reflect a corresponding increase in the aggregate Principal Amount of Notes represented by such Global Note.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Trustee, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on The Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

     (d)  Every Note that bears or is required under this
Section 2.07(d) to bear the legend set forth in this Section 2.07(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.07(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.07(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Issuers, and the holder of each such Restricted Security, by such Noteholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in
Section 2.07(d) and 2.07(c), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.07(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Issuers in writing, with written notice thereof to the Trustee:

     THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE
UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER
THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON
CONVERSION OF THIS SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD,
ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE
DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS
SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO,
REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE "RESALE RESTRICTION PERIOD") ONLY (A) TO FREEPORT-MCMORAN COPPER & GOLD OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNTIED STATES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIME WITHIN ITS OR THEIR CONTROL. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY OR SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (D) ABOVE PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD (OR THE DATE OF REGISTRATION THEREOF), THE TRANSFEROR SHALL BE REQUIRED TO DELIVER A LETTER FROM THE TRANSFEREE TO THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY
DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.   PRIOR TO
THE EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE ISSUERS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE RESALE RESTRICTION PERIOD.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this
Section 2.07(d).

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.07(c), with respect to transfers of beneficial interests in a Global Note, and in this Section 2.07(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.

If at any time the Depositary for a Global Note notifies the Issuers that it is unwilling or unable to continue as Depositary for such Note, the Issuers may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Issuers within ninety (90) days after the Issuers receive such notice, the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Certificated Notes, in aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note.

If a Certificated Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Certificated Note, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

Certificated Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been redeemed, converted, canceled, exchanged for Certificated Notes, or transferred to a transferee who receives Certificated Notes thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee to reflect such reduction or increase.

(e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Issuers in writing with written notice thereof to the transfer agent:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE "RESALE RESTRICTION PERIOD") ONLY (A) TO FREEPORT-MCMORAN COPPER & GOLD OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNTIED STATES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIME WITHIN ITS OR THEIR CONTROL. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (D) ABOVE PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD (OR THE DATE OF REGISTRATION THEREOF), THE TRANSFEROR SHALL BE REQUIRED TO DELIVER A LETTER FROM THE TRANSFEREE TO THE TRANSFER AGENT WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH
(A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT AND THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN
VIOLATION OF THE SECURITIES ACT.   PRIOR TO THE EXPIRATION
OF THE RESALE RESTRICTION PERIOD, THE ISSUERS AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE RESALE RESTRICTION PERIOD.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.07(e).

     (f) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

Section 2.08. Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Issuers, the Trustee and, if applicable, the Authenticating Agent receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuers, the Trustee and, if applicable, the Authenticating Agent such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers, the Trustee or, if applicable, the Authenticating Agent that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon their written request the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Issuers pursuant to Article 3 hereof, the Issuers in their discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.08, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses
(including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.

Every new Note issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen
Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.09. Outstanding Notes; Determination of Holders' Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Issuers or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuers or any other obligor upon the Notes or any Affiliate of the Issuers or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Change of Control Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Redemption Date, Change of Control Repurchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.
If a Note is converted in accordance with Article 10, then from and after the time of conversion on the conversion date, such Note shall cease to be outstanding and interest shall cease to accrue on such Note.

Section 2.10. Temporary Notes. Pending the preparation of definitive Notes, the Issuers may execute, and upon an Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay.
After the preparation of definitive Notes, the temporary
Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for such purpose pursuant to Section
2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuers shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.11. Cancellation. All Notes surrendered for payment, purchase by the Issuers pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Issuers may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.

Section 2.12. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Redemption Price or Change of Control Repurchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

Section 2.13. CUSIP Numbers. The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.
Section 2.14. Default Interest. If the Issuers default in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this

Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Issuers for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

ARTICLE 3
Redemption and Purchases

Section 3.01. Right to Redeem; Notices to Trustee. The Issuers, at their option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 7 of the Notes. If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

The Issuers shall give the notice to the Trustee provided for in this Section 3.01 by an Issuer Order, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02. Selection of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000.

Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1)  the Redemption Date;

(2)  the Redemption Price;

(3)  the Conversion Price;

(4)  the name and address of the Paying Agent and Conversion
Agent;

(5) that Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

(6) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 of the Notes;

(7) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(8) if fewer than all the outstanding Notes are to be redeemed, the certificate number and principal amounts of the particular Notes to be redeemed;

(9) that, unless the Issuers default in making payment of such Redemption Price, any interest on Notes called for redemption will cease to accrue on and after the Redemption
Date; and

(10) the CUSIP number of the Notes.

At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense; provided that the Issuers make such request at least three Business Days prior to such notice of redemption.

Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

Section 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Issuers shall deposit with the Paying Agent (or if an Issuer or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Issuers to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Issuers any money, with interest, if any, thereon, not required for that purpose because of conversion of Notes pursuant to Article 10. If such money is then held by the Issuers in trust and is not required for such purpose, it shall be discharged from such trust.

Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Issuers may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Issuers for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this
Article 3, the obligation of the Issuers to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Issuers, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Issuers for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Issuers and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Issuers agree to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Issuers and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

Section 3.08. Repurchase of Notes at Option of the Holder upon Change of Control. (a) If there shall have occurred a Change of Control, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, not previously called for redemption, shall be repurchased by the Issuers, at the option of such Holder, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued and unpaid to, but excluding, the repurchase date (the "Change of Control Repurchase Price"), on the date (the "Change of Control Repurchase Date") that is 45 days after the date the Issuers delivered the notice required under Section 3.08(c) (or if such 45th day is not a Business Day, the next succeeding Business Day); provided, however, that installments of interest on Notes the Stated Maturity of which is prior to or on the Change of Control Repurchase Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.

Subject to the fulfillment by the Issuers of the conditions set forth in Section 3.08(b) hereof, the Issuers may elect to pay the Change of Control Repurchase Price in Common Stock by delivering the number of shares of, at the option of the Holders, Class A Common Stock or Class B Common Stock equal to (i) the Change of Control Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share of the applicable Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Repurchase Date.

Whenever in this Indenture (including Sections 2.01, 6.01(a) and 6.07 hereof) or Exhibit A annexed hereto there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change of Control Repurchase Price payable in respect to such Note to the extent that such Change of Control Repurchase Price is, was or would be so payable at such time, and express mention of the Change of Control Repurchase Price in any provision of this Indenture shall not be construed as excluding the Change of Control Repurchase Price in those provisions of this Indenture when such express mention is not made.

A "Change of Control" of the Company shall be deemed to have occurred at such time as either of the following events shall occur:

     (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of the Company's total outstanding Voting Stock other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans;

     (ii) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Company other than:

     (A) any transaction (1) that does not result in any reclassification (excluding a reclassification combining the Class A Common Stock and Class B Common Stock into one class), conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock and (2) pursuant to which holders of the Company's Capital Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; and

     (B) any merger solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

     (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Company's board of directors (together with any new directors whose election to such board of directors, or whose nomination for election by the Company's stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority the Company's board of directors then in office; or

     (iv) the Company's stockholders pass a special resolution approving a plan of liquidation or dissolution and no additional approvals of the Company's stockholders are required under applicable law to cause a liquidation or dissolution.

     (b) The following are conditions to the Issuers' election to pay for the Change of Control Repurchase Price in Common Stock:

     (i) The shares of Common Stock to be issued upon repurchase of Notes hereunder:

     (A) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Change of Control Repurchase Date; and

     (B) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Change of Control Repurchase Date.

     (ii) The shares of Common Stock to be listed upon repurchase of Notes hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Change of Control Repurchase Date.

     (iii)     All shares of Common Stock which may be
issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

     (iv)      If any of the conditions set forth in clauses
(i) through (iii) of this Section 3.08(b) are not satisfied in accordance with the terms thereof, the Change of Control Repurchase Price shall be paid by the Issuers only of cash.

     (c) Unless the Issuers shall have theretofore called for redemption all of the outstanding Notes, prior to or on the 30th day after the occurrence of a Change of Control, the Issuers, or, at the written request and expense of the Issuers prior to or on the 30th day after such occurrence, the Trustee, shall give to all Noteholders, in the manner provided in Section 12.02 hereof, notice of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Issuers shall also deliver a copy of such notice of a repurchase right to the Trustee. The notice shall include a form of Change of Control Repurchase Notice (as defined in Section 3.08(d)) to be completed by the Noteholder and shall state:

          (1)  briefly, the events causing a Change of
Control and the date of such Change of Control;

          (2)  the date by which the Change of Control
Repurchase Notice pursuant to this Section 3.08 must be given;

          (3)  the Change of Control Repurchase Date;

          (4) the Change of Control Repurchase Price and whether the Change of Control Repurchase Price will be payable in cash or Common Stock;

          (5) the name and address of the Paying Agent and the Conversion Agent;

          (6) the Conversion Price and any adjustments thereto;

          (7)  that Notes as to which a Change of Control
Repurchase Notice has been given may be converted pursuant to Article 10 hereof only if the Change of Control
Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (8)  that Notes must be surrendered to the Paying
Agent to collect payment;

          (9) that the Change of Control Repurchase Price for any Note as to which a Change of Control Repurchase
Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control
Repurchase Date and the time of surrender of such Note as described in (8) above;

          (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

          (11) briefly, the conversion rights of the Notes;

          (12) the procedures for withdrawing a Change of Control Repurchase Notice;

          (13) that, unless the Issuers default in making payment of such Change of Control Repurchase Price, interest on Notes submitted for repurchase will cease to accrue on and after the Change of Control Repurchase Date; and

          (14) the CUSIP number of the Notes.

(d) A Holder may exercise its rights specified in Section 3.08(a) hereof upon delivery of a written notice of purchase (a "Change of Control Repurchase Notice"), substantially in the form as set forth on the reverse of the Notes, to the Paying Agent at any time prior to the close of business on the Change of Control Repurchase Date, stating:

          (1) the certificate number of the Note which the Holder will deliver to be purchased;

          (2) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

          (3) if the Issuers have elected to pay the Change of Control Repurchase Price in Common Stock, such Holder's election to receive the Change of Control Repurchase Price in Class A Common Stock or Class B Common Stock; and

          (4) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Notes.

The delivery of such Note to the Paying Agent prior to, on or after the Change of Control Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price therefor; provided, however, that such Change of Control Repurchase Price shall be so paid pursuant to this Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Repurchase Notice.

The Issuers shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Issuers contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control
Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.08.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Repurchase Notice contemplated by this Section 3.08(d) shall have the right to withdraw such Change of Control Repurchase Notice at any time prior to the close of business on the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with
Section 3.09.

The Paying Agent shall promptly notify the Issuers of the receipt by it of any Change of Control Repurchase Notice or written withdrawal thereof.

Section 3.09. Effect of Change of Control Repurchase Notice. Upon receipt by the Paying Agent of the Change of Control Repurchase Notice specified in Section 3.08(d), the Holder of the Note in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change of Control Repurchase Price with respect to such Note. Such Change of Control Repurchase Price shall be paid to such Holder, subject to receipts of funds and/or Notes by the Paying Agent, promptly following the later of (x) the Change of Control Repurchase Date with respect to such Note (provided that the conditions in Section 3.08(d) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.08(d). Notes in respect of which a Change of Control Repurchase Notice, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Change of Control Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change of Control Repurchase Notice at any time prior to the close of business on the Change of Control Repurchase Date specifying:

          (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

          (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

          (3) the principal amount, if any, of such Note which remains subject to the original Change of Control
Repurchase Notice and which has been or will be delivered for purchase by the Issuers.

There shall be no repurchase of any Notes pursuant to
Section 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change of Control Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change of Control Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change of Control Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default
(other than a default in the payment of the Change of Control Repurchase Price with respect to such Notes) in which case, upon such return, the Change of Control
Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.10. Deposit of Change of Control Repurchase Price. Prior to 10:00 a.m. (New York City time) on the Business Day following the Change of Control Repurchase Date the Issuers shall deposit with the Trustee or with the Paying Agent (or, if an Issuer or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Change of Control Repurchase Price of all the Notes or portions thereof which are to be purchased as of the Change of Control Repurchase Date.

Section 3.11. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Issuers shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

Section 3.12. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase or repurchase of Notes under Section 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Issuers shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule 13E-3 (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section
3.08 to be exercised in the time and in the manner specified in Section 3.08.

Section 3.13. Repayment to the Issuers. The Trustee and the Paying Agent shall return to the Issuers any cash or shares of Common Stock that remain unclaimed as provided in paragraph 12 of the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Repurchase Price; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Issuers pursuant to
Section 3.10 exceeds the aggregate Change of Control Repurchase Price of the Notes or portions thereof which the Issuers are obligated to purchase as of the Change of Control Repurchase Date, then promptly after the Business Day following the Change of Control Repurchase Date, the Trustee shall return any such excess to the Issuers together with interest or dividends, if any, thereon.

ARTICLE 4
Covenants

Section 4.01. Payment of Principal, Premium, Interest on the Notes. The Issuers will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Issuers will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day of the Stated Maturity of any Note or installment of interest, all payments so due. Principal amount, Redemption Price, Change of Control Repurchase Price, and cash interest shall be considered paid on the applicable date due if on such date (or, in the case of a Change of Control Repurchase Price on the Business Day following the applicable Change of Control Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Notes, if permitted hereunder, sufficient to pay all such amounts then due.

The Issuers shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

Section 4.02. Reports by the Issuers. The Issuers shall file with the Trustee (and the SEC after the Indenture becomes qualified under the TIA), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA, whether or not the Notes are governed by the TIA; provided, however, that any such information, documents or reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.03. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers (beginning with the fiscal year ending on December 31, 2001) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Issuers are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Issuers shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.05. Maintenance of Office or Agency. The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Note Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, the City of New York, shall initially be one such office or agency for all of the aforesaid purposes. The Issuers shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

Section 4.06. Delivery of Certain Information. At any time when the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Issuers will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.07. Existence. Subject to Article 5, the Issuers will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Issuers shall not be required to preserve any such right if the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 4.08. Maintenance of Properties. The Issuers will cause all properties used or useful in the conduct of their business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuers from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Issuers, desirable in the conduct of their business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Noteholders.

Section 4.09. Payment of Taxes and Other Claims. The Issuers will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Issuers or any Significant Subsidiary or upon the income, profits or property of the Issuers or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Issuers or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Issuers, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.10. Liquidated Damages Notice. In the event that the Issuers are required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Issuers will provide written notice ("Liquidated Damages Notice") to the Trustee of their obligation to pay Liquidated Damages no later than fifteen days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Issuers on such payment date. The Trustee shall not at any time be under any duty or owe a responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE 5
Successor Corporation

Section 5.01.  When Issuers May Merge or Transfer Assets.
Each Issuer shall not consolidate with, merge with or into any other person or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:

     (a) either (1) such Issuer shall be the continuing corporation or (2) the person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or the person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of such Issuer (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Issuer under the Notes and this Indenture;

     (b) at the time of such transaction, no Event of Default and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

     (c) such Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to such Issuer or another Subsidiary), which, if such assets were owned by such Issuer, would constitute all or substantially all of the properties and assets of such Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Issuer.

The successor person formed by such consolidation or into which an Issuer is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor had been named as such Issuer herein; and thereafter, except in the case of a lease and obligations an Issuer may have under a supplemental indenture pursuant to Section 10.11, such Issuer shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, such Issuer, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of such Issuer.

ARTICLE 6
Defaults and Remedies

Section 6.01. Events of Default. An "Event of Default" occurs if:

     (a) the Issuers fail to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

     (b) the Issuers fail to pay an installment of interest (including Liquidated Damages, if any) on any of the Notes that continues for 30 days after the date when due; provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Date shall constitute an Event of Default with no grace or cure period;

     (c) the Issuers fail to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after such delivery date;

     (d) the Issuers fail to give notice regarding a Change of Control within the time period specified in Section
3.08(c);

     (e) the Issuers fail to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Issuers of a Notice of Default (as defined below);

     (f) (i) the Issuers or any Significant Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $10 million or
(ii) indebtedness for borrowed money of the Issuers or any Significant Subsidiary in an aggregate amount in excess of $10 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness, in either case without such indebtedness referred to in subclause (i) or (ii) of this clause (f) having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Issuers of a Notice of Default;

     (g) an Issuer, or any Significant Subsidiary, or any Subsidiaries of an Issuer which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

     (i)  commences a voluntary case or proceeding;

     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

     (iv) makes a general assignment for the benefit of its creditors;

     (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

     (vi) consents to the filing of such a petition or the appointment of or taking possession by a Custodian;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i) is for relief against an Issuer or any Significant Subsidiary or any Subsidiaries of an Issuer which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates an Issuer or any Significant Subsidiary or any Subsidiaries of an Issuer which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

     (ii) appoints a Custodian of an Issuer or any Significant Subsidiary or any Subsidiaries of an Issuer which in the aggregate would constitute a Significant
Subsidiary or for any substantial part of its or their properties; or

     (iii) orders the winding up or liquidation of an Issuer or any Significant Subsidiary or any Subsidiaries of an Issuer which in the aggregate would constitute a Significant Subsidiary;
     and the order or decree remains unstayed and in effect for 60 days; and

     (i) the Pledge Agreement shall cease to be in full force and effect or enforceable other than in accordance with its terms.

For purposes of Sections 6.01(g) and 6.01(h) above:

               "Bankruptcy Law" means Title 11, United
States Code, or any similar federal or state law for the relief of debtors.

               "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Issuers and the Trustee, of the Default and the Issuers do not cure such Default (and such Default is not waived) within the time specified in clause (e) or (f) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

The Issuers shall deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Issuers shall deliver to the Trustee, within 30 days after they become aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (e) above, its status and what action the Issuers are taking or proposes to take with respect thereto.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(g) or
(h)) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Issuers and the Trustee, may declare the Notes due and payable at their principal amount together with accrued interest (including Liquidated Damages, if any). Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable. If an Event of Default is cured prior to any such declaration by the Trustee or the Holders, the Trustee and the Holders shall not be entitled to declare the Notes due and payable as provided herein as a result of such cured Event of Default and any such cured Event of Default shall be deemed waived by the Holders and the Trustee.

If an Event of Default specified in Section 6.01(g) or (h) above occurs and is continuing, then the principal and the accrued interest (including Liquidated Damages, if any) on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest (including Liquidated Damages, if any) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.  If an Event of Default
occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal, the premium, if any, and any accrued cash interest
(including Liquidated Damages, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Event of Default and its consequences except (1) an Event of Default described in Section 6.01(a) or (b), (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected or (3) an Event of Default which constitutes a failure to convert any Note in accordance with the terms of
Article 11. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it against loss, liability or expense.

Section 6.06. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1)  the Holder gives to the Trustee written
notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (5)  the Holders of a majority in aggregate
principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

Section 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, plus Redemption Price, Change of Control Repurchase Price or any accrued cash interest (including Liquidated Damages, if any) in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date, and to convert the Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to an Issuer or any other obligor upon the Notes or the property of an Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Change of Control Repurchase Price or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Change of Control
Repurchase Price or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee
(including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          (1)  to the Trustee for amounts due under Section
7.06;

          (2) to Noteholders for amounts due and unpaid on the Notes for the principal amount, Redemption Price, Change of Control Purchase Price or any accrued cash interest (including Liquidated Damages, if any) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

          (3)  the balance, if any, to the Issuers.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Issuers a notice that states the record date, the payment date and the amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit in the manner and to the extent provided in the TIA, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

Section 6.12.  Waiver of Stay, Extension or Usury Laws.
Each Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive such Issuer from paying all or any portion of the principal amount, Redemption Price, Change of Control Repurchase Price or any accrued cash interest (including Liquidated Damages, if any) in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
Trustee

Section 7.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

     (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to
Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02.  Certain Rights of the Trustee.  Subject to
Section 7.01:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Issuers mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the applicable Issuer;

     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuers or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuers upon demand;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

     (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

     (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other
Person employed to act hereunder.

Section 7.03. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuers of any of the Notes or of the proceeds thereof.

Section 7.04. Trustee and Agents May Hold Notes; Collections, etc. The Trustee or any agent of the Issuers or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 7.08 and 7.13, if operative, may otherwise deal with the Issuers and receive, collect, hold and retain collections from the Issuers with the same rights it would have if it were not the Trustee or such agent.

Section 7.05. Moneys Held by Trustee. Subject to the provisions of Section 8.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuers or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

Section 7.06. Compensation and Indemnification of Trustee and its Prior Claim. Each Issuer, jointly and severally, covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Issuers, and each Issuer, jointly and severally, covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Issuers within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith. Each Issuer, jointly and severally, also covenants to fully indemnify each of the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuers under this Section 7.06 to compensate and indemnify the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.07.  Right of Trustee to Rely on Officers'
Certificate, etc.   Subject to Sections 7.01 and 7.02,
whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

Section 7.09. Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in
Section 7.10.

Section 7.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Issuers and by mailing notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors of each Issuer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

     (i) the Trustee shall fail to comply with the provisions of Section 7.08 with respect to any Notes after written request therefor by the Issuers or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or

     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuers or by any Noteholder; or

     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

     (iv) the Issuers shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect;

     then, in any such case, the Issuers may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of each Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

     (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuers the evidence provided for in Section 1.05 of the action in that regard taken by the Noteholders.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in
Section 7.10 shall execute and deliver to the Issuers and to the predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Issuers or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuers shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of
Section 7.08 and eligible under the provisions of Section
7.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Issuers shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Issuers fail to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuers.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation or banking association shall be qualified under the provisions of
Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or Authenticating Agent and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.13. Preferential Collection of Claims Against the Issuers. If and when the Trustee shall be or become a creditor of an Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against such Issuer (or any such other obligor).

Section 7.14.  Reports by the Trustee.  (a) Within sixty
(60) days after May 15 of each year commencing with the year 2002, the Trustee shall transmit to Holders and other persons such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA.

     (b) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Issuers and be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the SEC. The Issuers agree to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange or become delisted therefrom.

Section 7.15. Trustee to Give Notice of Default, but May Withhold in Certain Circumstances. The Trustee shall transmit to the Noteholders, as the names and addresses of such Holders appear on the Note Register, notice by mail of all Defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on any of the Notes when due or in the payment of any redemption or repurchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.

ARTICLE 8
Discharge of Indenture

Section 8.01. Discharge of Indenture. When the Issuers shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled and if the Issuers shall also pay or cause to be paid all other sums payable hereunder by the Issuers, then this Indenture shall cease to be of further effect, and the Trustee, on written demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 12.04 and at the cost and expense of the Issuers, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Issuers, however, hereby agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 8.02.  [Intentionally Omitted].

Section 8.03. Paying Agent to Repay Monies Held. Upon the discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Issuers, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 8.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee or the Paying Agent for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Issuers by the Trustee or the Paying Agent on written demand and all liability of the Trustee or the Paying Agent shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Issuers for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

ARTICLE 9
Supplemental Indentures

Section 9.01. Without Consent of Holders. The Issuers and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto without the consent of any Noteholder for one or more of the following purposes:

     (a) adding to the Issuers' covenants for the benefit of the Holders;

     (b) surrendering any right or power conferred upon the Issuers;

     (c) providing for the assumption of the Issuers' obligations to the Holders in the case of a merger, consolidation, conveyance, transfer or lease in accordance with Article 5;

     (d) reducing the Conversion Price; provided that the reduction will not adversely affect the interests of Holders in any material respect;

     (e) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (f) making any changes or modifications to this Indenture necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement; provided that this action does not adversely affect the interests of the Holders in any material respect;

     (g)  curing any ambiguity or correcting or
supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; or

     (h) adding or modifying any other provisions which the Issuers and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect.

Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

Section 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Issuers and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or change in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes. However, without the consent of each Noteholder so affected, a supplemental indenture may not:

     (a) change the maturity of the principal of or any installment of interest on any Note (including any payment of Liquidated Damages);

     (b) reduce the principal amount of, or any premium or interest on (including any payment of Liquidated Damages), any Note;

     (c) change the currency of payment of such Note or interest thereon;

     (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

     (e) modify the Issuers' obligations to maintain an office or agency in New York City;

     (f) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of Holders upon a Change of Control or the conversion rights of Holders;

     (g) modify Article 11 in a manner that adversely affects the interest of the Holders in any material respect;
or

     (h) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past default.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

After a supplemental indenture under this Section 9.02 becomes effective, the Issuers shall mail to each Holder a notice briefly describing the supplemental indenture.

Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA; provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA.

Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until a supplemental indenture, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the
Note if the Trustee receives the notice of revocation before the date the supplemental indenture, waiver or action becomes effective. After a supplemental indenture, waiver or action becomes effective, it shall bind every Noteholder.

Section 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of each Issuer, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee or an Authenticating Agent in exchange for outstanding Notes.

Section 9.06.  Trustee to Sign Supplemental Indentures.
The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
Conversion

Section 10.01.  Conversion Right and Conversion Price.
Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of, at the option of the Holder, Class A Common Stock or Class B
Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.
Such conversion right shall expire at the close of business on the final maturity date of the Notes.

In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or the portion so called, shall expire at the close of business on the Business Day preceding the Redemption Date, unless the Issuers default in making the payment due upon redemption.
In the case of a Change of Control for which the Holder exercises its repurchase right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Change of Control Repurchase Date.

The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially equal to $14.30 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (i) of
Section 10.04 hereof.

Section 10.02. Exercise of Conversion Right. To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Issuers or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Note to the Issuers stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Issuers of an amount equal to the interest to be received on such Interest
Payment Date on the principal amount of Notes being surrendered for conversion; provided, however, that if such Notes have been called for redemption on a Redemption Date that occurs after a Regular Record Date and on or prior to the third Business Day after the Interest Payment Date to which it relates, no such payment shall be required.

Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Issuers shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 10.03 hereof.

In the case of any Note which is converted in part only, upon such conversion the Issuers shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder thereof, at the expense of the Issuers, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

If shares of Common Stock to be issued upon conversion of a Note that is a Restricted Security (a "Restricted Note"), or securities to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a certificate in substantially the form of Exhibit B-1 hereto, dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Note Registrar or transfer agent shall be required to register in a name other than that of the Holder of Notes or shares of Common Stock issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.

Section 10.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Issuers shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the quoted price of the Common Stock as of the Trading Day preceding the date of conversion.

Section 10.04.  Adjustment of Conversion Price.  The
Conversion Price shall be subject to adjustments, calculated by the Issuers, from time to time as follows:

     (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

          (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 10.04(g)) fixed for such determination, and

          (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this
Section 10.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such
reduction or          increase, as the case may be, to
become effective immediately after the          opening of
business on the day following the day upon which such subdivision or combination becomes effective.

     (c) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current
Market Price (as        defined in Section 10.04(g)) on the
Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Record Date by a fraction:

          (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

          (2) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

          Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration if other than cash, to be determined by the Board of Directors of the Company.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 10.04(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 10.04(c), (2) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10.11 hereof applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 10.04(d) called the "excluded securities"), then, in each such case (unless the Company elects to reserve such securities for distribution to the Noteholders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date), subject to the second succeeding paragraph of this Section 10.04(d), the Conversion Price shall be adjusted so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 10.04(g)) with respect to such distribution by a fraction:

          (1) the numerator of which shall be the Current Market Price (determined as provided in Section 10.04(g)) on such Record Date less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution) on such Record Date of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

          (2)  the denominator of which shall be such
Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of securities so distributed (other than excluded securities) such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this
Section 10.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution (other than excluded securities), it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 10.04(g) to the extent possible, unless the Board of Directors of the Company in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

          (i) are deemed to be transferred with such shares of Common Stock;

          (ii) are not exercisable; and

          (iii)     are also issued in respect of future
issuances of Common Stock,

     shall be deemed not to have been distributed for purposes of this Section 10.04(d) (and no adjustment to the Conversion Price under this Section 10.04(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this
Section 10.04(d):

          (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

          (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

No adjustment of the Conversion Price shall be made pursuant to this Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Notes upon conversion by such holders of Notes to Common Stock.

For purposes of this Section 10.04(d) and Sections 10.04(a), 10.04(b) and 10.04(c), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 10.04(b) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10.04(c) applies (or any combination thereof), shall be deemed instead to be:

          (1) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 10.04(a), 10.04(b) and 10.04(c) apply, respectively (and any Conversion Price reduction required by this Section 10.04(d) with respect to such dividend or distribution shall then be made), immediately followed by

          (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 10.04(a), 10.04(b) and 10.04(c) with respect to such dividend or distribution shall then be made), except:

               (A)  the Record Date of such dividend or
distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determinations" and "Record Date" within the meaning of
Section 10.04(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 10.04(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 10.04(c), and

               (B)  any shares of Common Stock included in
such dividend or distribution shall not be deemed
"outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which
Section 10.11 hereof applies or as part of a distribution referred to in Section 10.04(d) hereof), in an aggregate amount that, combined together with: (1) the aggregate amount of any other such distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10.04(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution) of other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 10.04(f) hereof has been made, exceeds 5% of the product of the Current Market Price (determined as provided in Section 10.04(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

     (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 5% and (y) the number of shares of Common Stock outstanding on the Record Date, and

     (ii) the denominator of which shall be equal to the Current Market Price on such date.

     However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed (other than excluded securities) applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

     (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common
Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased
Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

          (1)  the aggregate of the cash plus the fair
market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of other consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 10.04(f) has been made, and

          (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 10.04(e) has been made, exceeds 5% of the product of the Current Market Price (determined as provided in Section 10.04(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

               (i)  the numerator of which shall be the
number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

               (ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender offer, but the Company or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this
Section 10.04(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 10.04(f).

(g) For purposes of this Section 10.04, the following terms shall have the meanings indicated:

          (1) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

               (i)  the "ex" date (as hereinafter defined)
for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c),
(d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to (ii) the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

               (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

               (iii)     the "ex" date for the issuance or
distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors of the Company in a manner consistent with any determination of such value for purposes of Section 10.04(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

     For purposes of any computation under Section 10.04(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10.04(a), (b), (c),
(d), (e) or (f) occurs on or after the Expiration Time for the tender offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                    (A)  with respect to any issuance or
distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                    (B)  with respect to any subdivision or
combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

                    (C)  with respect to any tender offer,
means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 10.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 10.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company.

          (2) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

          (3) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Issuers may make such reductions in the Conversion Price, in addition to those required by Section 10.04(a),
(b), (c), (d), (e) or (f), as the Boards of Directors of the Issuers consider to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Issuers from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors of each Issuer determines in good faith that such reduction would be in the best interests of the Issuers, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Issuers shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Note Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

     (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Issuers and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (j) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.03 hereof.

     (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 10.05. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04(h) for which the notice required by such paragraph has been provided), the Issuers shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Issuers shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Note Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

Section 10.06. Notice Prior to Certain Actions. In case at any time after the date hereof:

          (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

          (2) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

          (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

          (4)  there shall occur the voluntary or
involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.03 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 12.02 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

               (A)  the date on which a record is to be
taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

               (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

Section 10.07. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Notes outstanding.

Section 10.08. Taxes on Conversions. Except as provided in the next sentence, the Issuers will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Issuers the amount of any such tax or duty, or has established to the satisfaction of the Issuers that such tax or duty has been paid.

Section 10.09. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section
10.08, the Issuers will pay all taxes, liens and charges with respect to the issue thereof.

Section 10.10. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

Section 10.11.  Effect of Reclassification, Consolidation,
Merger or Sale.  If any of following events occur, namely:

          (1)  any reclassification or change of the
outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

          (2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

          (3)  any sale or conveyance of all or
substantially all the properties and assets of the Company to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee and the Co-Obligor a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Boards of Directors of the Issuers shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.08 hereof.

The Issuers shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 10.11 applies to any event or occurrence,
Section 10.04 hereof shall not apply.

Section 10.12. Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of
Section 7.01 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be responsible for any failure of the Issuers to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Issuers to comply with any of the covenants of the Issuers contained in this Article.

ARTICLE 11
Security

     Section 11.01. Security. (a) At the Closing Time, the Co-Obligor shall (i) enter into the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Initial Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Initial Pledged Securities, in the opinion of Arthur Andersen LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Co-Obligor, to provide for payment in full of the first six scheduled interest payments due on the Notes. The Initial Pledged Securities shall be pledged by the Co-Obligor to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Collateral Account pending disposition pursuant to the Pledge Agreement.

     (b) On each relevant Date of Delivery (if such Date of Delivery is different from the Closing Time), the Co-Obligor shall (i) enter into a Supplement to the Pledge Agreement and comply with the terms and provisions thereof and (ii) purchase the Additional Pledged Securities to be pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such Additional Pledged Securities, in the opinion of Arthur Andersen LLP, independent public accountants, or another nationally recognized firm of independent public accountants selected by the Co-Obligor, to provide for payment in full of the first six scheduled interest payments due on the Notes issued in connection therewith. The Additional Pledged Securities shall be pledged by the Co-Obligor to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and shall be held by the Collateral Agent in the Collateral Account pending disposition pursuant to the Pledge Agreement.

     (c) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in writing by the parties thereto (provided that no amendment that would materially adversely affect the rights of the Holders may be effected without the consent of each Holder affected thereby), and authorizes and directs the Trustee and the Collateral Agent to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Co-Obligor will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purpose herein expressed. The Co-Obligor shall take, or shall cause to be taken, upon request of the Trustee or the Collateral Agent, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the obligations of the Issuers under this Indenture and the Notes as provided in the Pledge Agreement, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders, superior to and prior to the rights of third Persons and subject to no other Liens.

     (d) The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Issuers shall cause Section 314(d) of the TIA relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuers, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuers.

     (e) The Issuers shall cause Section 314(b) of the TIA, relating to Opinions of Counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance of the foregoing provisions the appropriate statements contained in such Opinions of Counsel.

     (f) The Trustee and the Collateral Agent may, in their sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Co-Obligor thereunder. The Trustee and the Collateral Agent shall have the authority necessary in order to institute and maintain such suits and proceedings as the Trustee and the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including the authority to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders, the Collateral Agent or the Trustee).

     (g) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee and the Collateral Agent shall have no duty as to any Pledged Securities in their possession or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Pledged Securities. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords its own property or property held in similar accounts and shall not be liable or responsible for any loss or diminution in the value of any of the Pledged Securities, by reason of the act or omission of the Collateral Agent, any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

     (h) The Trustee shall not be responsible for the existence, genuineness or value of any of the Pledged Securities or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Securities, whether impaired by operation of law or otherwise, for the validity or sufficiency of the Pledged Securities or any agreement or assignment contained therein, for the validity of the title of the Co-Obligor to the Pledged Securities, for insuring the Pledged Securities or for the payment of taxes, charges, assessments or Liens upon the Pledged Securities or otherwise as to the maintenance of the Pledged Securities. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Pledge Agreement by the Co-Obligor or the Collateral Agent.

ARTICLE 12
Miscellaneous

Section 12.01. Trust Indenture Act Controls. This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the TIA as now in effect or as hereafter amended or modified; provided further that this Section 12.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.  Notices.  Any request, demand,
authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

     if to the Issuers:

          Freeport-McMoRan Copper & Gold Inc.
          FCX Investment Ltd.
          c/o Freeport-McMoRan Copper & Gold Inc.
          1615 Poydras Street
          New Orleans, Louisiana 70112
          Attention: Treasurer
          Facsimile No.  (504) 582-4511


     if to the Trustee:

          The Bank of New York
          101 Barclay Street
          Floor 21 West
          New York, New York 10286
          Attention: Corporate Trust Administration
          Facsimile No. (212) 815-5915

The Issuers or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Noteholder shall be mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder's address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Issuers mail a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Note Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 12.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Note Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the TIA.

Section 12.04.  Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05.  Statements Required in Certificate or
Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers'
Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 12.06. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.07.  Rules by Trustee, Paying Agent, Conversion
Agent and Note Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Note
Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

Section 12.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

Section 12.09.  GOVERNING LAW.  THIS INDENTURE AND THE NOTES
WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

Section 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of an Issuer shall not have any liability for any obligations of such Issuer under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.11. Successors. All agreements of an Issuer in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.13. Table of Contents, Heading, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Authenticating Agent. The Trustee may appoint an authenticating agent (the "Authenticating Agent") that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.03, 2.07, 2.08, 3.06, 3.11 and 10.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the Authenticating Agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such Authenticating Agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 12.14, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section , the Trustee shall either promptly appoint a successor Authenticating Agent or itself assume the duties and obligations of the former Authenticating Agent under this Indenture and, upon such appointment of a successor Authenticating Agent, if made, shall give written notice of such appointment of a successor Authenticating Agent to the Issuers and shall mail notice of such appointment of a successor Authenticating Agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Issuers agree to pay to the Authenticating Agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuers and the Authenticating Agent.

The provisions of Sections 2.12, 7.03, 7.04, 7.07 and this
Section 12.14 shall be applicable to any Authenticating
Agent.

Section 12.15. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

               FREEPORT-McMoRan COPPER & GOLD INC.


               By:
                    Name:
                    Title:


               FCX INVESTMENT LTD.


               By:
                    Name:
                    Title:


               THE BANK OF NEW YORK,
               as Trustee



               By:
                    Name:
                    Title:


     EXHIBIT A


FOR GLOBAL NOTE ONLY: [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

IF REQUIRED PURSUANT TO SECTION 2.07(d): [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE "RESALE RESTRICTION PERIOD"), WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH FREEPORT-MCMORAN COPPER & GOLD OR ANY AFFILIATE OF FREEPORT-MCMORAN COPPER & GOLD WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO FREEPORT-MCMORAN COPPER & GOLD OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNTIED STATES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,
(E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIME WITHIN ITS OR THEIR CONTROL. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY OR SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE (D) ABOVE PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD (OR THE DATE OF REGISTRATION THEREOF), THE TRANSFEROR SHALL BE REQUIRED TO DELIVER A LETTER FROM THE TRANSFEREE TO THE TRUSTEE WHICH SHALL PROVIDE, AMONG OTHER THINGS, THAT THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY OR THE SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY
DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.   PRIOR TO
THE EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE ISSUERS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE RESALE RESTRICTION PERIOD.]

FREEPORT-MCMORAN COPPER & GOLD INC.
FCX INVESTMENT LTD.
8 1/4% Convertible Senior Notes due 2006


No.  CUSIP: 35671DAD7
Issue Date:

FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation, and FCX INVESTMENT LTD., a Cayman Islands limited liability exempted company, jointly and severally, promise to pay to ___________ or registered assigns, the principal sum of [_______________] DOLLARS ($[_____________]) on January 31,
2006.

This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:__________         FREEPORT-MCMORAN COPPER & GOLD INC.


                    By:  ______________________________
                         Name:
                         Title:


                    FCX INVESTMENT LTD.


                    By:  ______________________________
                         Name:
                         Title:
     TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture (as defined on the other side of this Note).

THE BANK OF NEW YORK, as Trustee

By:___________________________
         Authorized Signatory


By:___________________________
         As Authenticating Agent
         (if different from Trustee)

Dated:________________________


     [FORM OF REVERSE SIDE OF NOTE]

     8 1/4% Convertible Senior Note due 2006

     1.  Cash Interest.
The Issuers, jointly and severally, promise to pay interest in cash on the principal amount of this Note at the rate per annum of 8 1/4%. The Issuers will pay cash interest semiannually in arrears on January 31 and July 31 of each year (each an "Interest Payment Date") to Holders of record at the close of business on January 15 and July 15 (whether or not a business day) (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay cash interest on overdue principal at the rate borne by the Notes plus 2% per annum, and it shall pay interest in cash on overdue installments of cash interest (including Liquidated Damages, if any) at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. The Issuers further promise to pay Liquidated Damages that it may from time to time be required to pay pursuant to Section 2(e) of the Registration Rights Agreement at the same time and in the same manner as payments of interest as specified herein.

     2.  Method of Payment.
Subject to the terms and conditions of the Indenture, the Issuers will make payments in respect of the principal of, premium, if any, and cash interest on this Note and in respect of Redemption Prices and Change of Control Repurchase Prices to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Issuers will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuers may make such cash payments by check payable in such money. A holder of Notes with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such holder. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

     3. Paying Agent, Conversion Agent and Note Registrar. Initially, The Bank of New York (the "Trustee"), will act as Paying Agent, Conversion Agent and Note Registrar. The Issuers may appoint and change any Paying Agent, Conversion Agent, Note Registrar or co-registrar without notice, other than notice to the Trustee except that the Issuers will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Issuers or any of their Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Note Registrar or co-registrar.

     4.  Indenture.
The Issuers issued the Notes under an Indenture dated as of August 7, 2001 (the "Indenture"), between the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured obligations of the Issuers
(except as provided in Paragraph 15 hereof) limited to $525,000,000 aggregate principal amount, or $603,750,000 aggregate principal amount of the Overallotment Option is exercised fully (subject to Section 2.08 of the Indenture).
The Indenture does not limit other indebtedness of the Issuers, secured or unsecured.

     5.  Redemption at the Option of the Issuers.
At any time on or after July 31, 2004, the Issuers may redeem as a whole, or from time to time in part, the Notes on at least 30 but not more than 60 days' notice, at the following prices (expressed in percentages of the principal amount), together with accrued and unpaid interest
(including Liquidated Damages, if any) to, but excluding, the date fixed for redemption (the "Redemption Price").

During the Twelve Months Commencing          Redemption Price
July 31, 2004                                     102.75%
July 31, 2005                                     100.92%


If the Issuers do not redeem all the Notes, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot or on a pro rata basis. If any Notes are to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a Holder's Notes is selected for partial redemption and the Holder converts a portion of its Notes, the converted portion will be deemed to be taken from the portion selected for redemption.

No sinking fund is provided for the Notes.

     6. Repurchase by the Issuers at the Option of the Holder.

If a Change of Control of the Company occurs, the Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Issuers to repurchase the Notes (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such repurchase is at least equal to $1,000) at the Change of Control Repurchase Price in cash, plus any interest (including Liquidated Damages, if any) accrued and unpaid to the Change of Control Repurchase Date.

Subject to the conditions provided in the Indenture, the Issuers may elect to pay the Change of Control Repurchase Price in Common Stock by delivering a number of shares of, at the option of the Holder, Class A Common Stock or Class B Common Stock equal to (i) the Change of Control Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share of the applicable Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Repurchase Date.

No fractional shares of Common Stock will be issued upon repurchase of any Notes. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Notes, the Issuers shall pay a cash adjustment as provided in the Indenture.

A notice of a Change of Control will be given by the Issuers to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

Holders have the right to withdraw any Change of Control
Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     7.  Notice of Redemption.
Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such Redemption Date interest ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

     8.  Conversion.
Subject to the next two succeeding sentences, a Holder of a Note may convert it into, at the option of the Holder, Class A Common Stock or Class B Common Stock of the Company at any time before the close of business on the final maturity date of the Note. If the Note is called for redemption, the Holder may convert it at any time before the close of business on the Business Day preceding the Redemption Date. A Note in respect of which a Holder has delivered a Change of Control Repurchase Notice exercising the option of such Holder to require the Issuers to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Price shall be initially equal to $14.30 per share of Common Stock, subject to adjustment in certain events described in the Indenture. The Issuers shall pay a cash adjustment as provided in the Indenture in lieu of any fractional share of Common Stock.

To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Issuers or the Trustee and (4) pay any transfer or similar tax, if required.

     9.  Conversion Arrangement on Call for Redemption.
Any Notes called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Issuers to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Trustee in trust for such Holders.

     10.  Denominations; Transfer; Exchange.
The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Change of Control Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

     11.  Persons Deemed Owners.
The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     12.  Unclaimed Money or Notes.
The Trustee and the Paying Agent shall return to the Issuers upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Issuers, Holders entitled to the money or Notes must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another person.

     13. Amendment; Waiver.
Subject to certain exceptions set forth in the Indenture,
(i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults or Events of Default may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuers and the Trustee may amend the Indenture or the Notes, among other things, to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     14. Defaults and Remedies.
Under the Indenture, Events of Default include (1) the Issuers fail to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon redemption or exercise of a repurchase right or otherwise; (2) the Issuers fail to pay an installment of interest (including Liquidated Damages, if any) on any of the Notes that continues for 30 days after the date when due; provided that a failure to make any of the first six scheduled interest payments on the Notes on the applicable Interest Payment Date shall constitute an Event of Default with no grace or cure period;
(3) the Issuers fail to deliver shares of Common Stock, together with cash in lieu of fractional shares, when such Common Stock or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after such delivery date; (4) the Issuers fail to give notice regarding a Change of Control within the time period specified in the Indenture;
(5) the Issuers fail to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Issuers to remedy the same, shall have been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
(6) (A) the Issuers or any Significant Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $10 million or (B) indebtedness for borrowed money of the Issuers or any Significant Subsidiary in an aggregate amount in excess of $10 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness referred to in subclause (A) or (B) hereof, in either case without such having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Issuers of a Notice of Default; (7) certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any Significant Subsidiary or any Subsidiaries of the Issuers which in the aggregate would constitute a Significant Subsidiary and (8) the Pledge Agreement shall cease to be in full force and effect or enforceable other than in accordance with its terms. If an Event of Default (other than an Event of Default specified in clause (6) or (7) above) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.

     15. Security
The Co-Obligor has entered into the Pledge Agreement and purchased and pledged to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders Pledged Securities in an amount sufficient upon receipt of scheduled interest and principal payments on such securities to provide for the payment in full of the first six scheduled interest payments due on the Notes. The Pledged Securities will be pledged by the Co-Obligor to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders and will be held by the Collateral Agent in the Collateral Account pending disbursement pursuant to the Pledge Agreement.

     16. Trustee Dealings with the Issuers.
Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

     17. No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the an Issuer shall not have any liability for any obligations of such Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication.
This Note shall not be valid until an authorized signatory of the Trustee or an Authenticating Agent manually signs the Trustee's Certificate of Authentication on the other side of this Note.

19. Abbreviations.
Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN
(=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform
Gift to Minors Act).

20. GOVERNING LAW.
THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

     --------------------------

The Issuers will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
               Freeport-McMoRan Copper & Gold Inc.
               FCX Investment Ltd.
               c/o Freeport-McMoRan Copper & Gold Inc.
               1615 Poydras Street
               New Orleans, Louisiana 70112

     CONVERSION NOTICE

TO:  FREEPORT-MCMORAN COPPER & GOLD INC.
     FCX INVESTMENT LTD.
     THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Class [A /B] Common Stock of Freeport-McMoRan Copper & Gold Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.
Dated: ___________________

                              ______________________________
                              Signature(s)

                              Signature(s) must be
guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                              ______________________________
                              Signature Guarantee

     Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

_________________________________
(Name)

_________________________________
(Street Address)

_________________________________
(City, State and Zip Code)

_________________________________
Please print name and address

Principal amount to be converted
(if less than all):

$_______________________________

Social Security or Other Taxpayer
Identification Number:

_________________________________
     CHANGE OF CONTROL REPURCHASE NOTICE

TO:  FREEPORT-MCMORAN COPPER & GOLD INC.
FCX INVESTMENT LTD.
     THE BANK OF NEW YORK

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Freeport-McMoRan Copper & Gold Inc. (the "Company") and FCX Investment Ltd. (together with the Company, the "Issuers") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Issuers to repay the entire principal amount of this Note (Certificate No.____), or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note to the registered holder hereof. If the Issuers have elected to pay the Change of Control Repurchase Price in Common Stock, the undersigned hereby elects to receive the Change of Control Repurchase Price in [Class A Common Stock/Class B Common Stock].
Dated: ___________________

                         ______________________________

                         ______________________________
                         Signature(s)

                              NOTICE:  The above signatures
of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                              Principal amount to be repaid
(if less than all):

                              $_____________________________

                              ______________________________
                              Social Security or Other
                              Taxpayer Identification Number
     ASSIGNMENT

For value received
__________________________________________ hereby sell(s)
assign(s) and transfer(s) unto
____________________________________________ (Please insert
social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints
____________________________________ attorney to transfer
said Note on the books of the Issuers, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

?    To Freeport-McMoRan Copper & Gold Inc. or a subsidiary
thereof; or

?    Inside the United States pursuant to and in compliance
with Rule 144A under the Securities Act of 1933, as amended;
or

?    Inside the United States to an Institutional Accredited
Investor pursuant to and in compliance with the Securities
Act of 1933, as amended; or

?    Outside the Unites States in compliance with Rule 904
under the Securities Act; or

?    Pursuant to and in compliance with Rule 144 under the
Securities Act of 1933, as amended;

     and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Issuers as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

?    The transferee is an Affiliate of the Issuers.
Dated: ___________________


____________________________________


____________________________________
                         Signature(s)

                         Signature(s) must be guaranteed by
an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


____________________________________
                         Signature Guarantee

NOTICE: The signature of the conversion notice, the Change of Control Repurchase Notice or the assignment must correspond with the name as written upon the face of the
Note in every particular without alteration or enlargement or any change whatever.

     EXHIBIT B-1

     Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $____________ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the "Surrendered Notes") for registration of transfer, or for exchange or conversion where the Notes issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

?    A transfer of the Surrendered Notes is made to the
Issuers or any subsidiaries; or

?    The transfer of the Surrendered Notes complies with
Rule 144A under the U.S. Securities Act of 1933, as amended
(the "Securities Act"); or

?    The transfer of the Surrendered Notes is to an
institutional accredited investor, as described in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the
Securities Act; or

?    The transfer of the Surrendered Notes is pursuant to an
effective registration statement under the Securities Act, or

?    The transfer of the Surrendered Notes is pursuant to an
offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

?    The transfer of the Surrendered Notes is pursuant to
another available exemption from the registration requirement of the Securities Act.

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Notes are not being transferred to an "affiliate" of the Issuers as defined in Rule 144 under the Securities Act (an
"Affiliate").

?    The transferee is an Affiliate of the Issuers.

DATE: ____________________
________________________________________
                                              Signature(s)

     (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

     EXHIBIT B-2

     Form of Letter to Be Delivered by Institutional
Accredited Investors

Freeport-McMoRan Copper & Gold Inc.
FCX Investment Ltd.
c/o Freeport-McMoRan Copper & Gold Inc.
1615 Poydras Street
New Orleans, Louisiana 70112
Attention: Treasurer

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

Dear Sirs:

We are delivering this letter in connection with the proposed transfer of $_____________ principal amount of the 8 1/4% Convertible Senior Notes due 2006 (the "Notes") of
Freeport-McMoRan Copper & Gold Inc. (the "Company") and FCX
Investment Ltd. (together with the Company, the "Issuers").

We hereby confirm that:

     (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

     (ii) the purchase of Notes by us is for our own account or for the account of one or more other
Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

     (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes; and

     (iv) we are not acquiring Notes with a view to distribution thereof or with any present intention of offering or selling Notes or the Common Stock issuable upon conversion thereof, except as permitted any accounts for which we are acting as fiduciary shall remain at all times within our control.

We understand that the Notes were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes and the shares of Common Stock (the "Notes") issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell or otherwise transfer such Notes prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the original issuance of the Notes and the last date on which the Company or an affiliate of the Company was the owner of the Note, such Notes may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or
(iii) to an Institutional Accredited Investor that is acquiring the Note for its own account, or for the account of such Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or (v) pursuant to another available exemption from registration under the Securities Act (if applicable), or (vi) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Notes. We further agree to provide any person purchasing any of the Notes other than pursuant to clause (vi) above from us a notice advising such purchaser that resales of such Notes are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Notes will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Issuers that the foregoing restrictions on transfer have been complied with. We further understand that any Notes will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Notes transferred pursuant to clause (vi) above.

The Issuers and the Trustee and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We acknowledge that the Issuers, others and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

_______________________________________
                              (Name of Purchaser)

                              By:
____________________________________
                                   Name:
                                   Title:
                                   Address: